UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2015

Vivint Solar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36642	45-5605880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 N. Thanksgiving Way, Suite 500

Lehi, Utah 84043

(Address of principal executive offices, including zip code)

(877) 404-4129

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 8, 2015, Vivint Solar, Inc. (the “Company”) commenced an action in the Court of Chancery of the State of Delaware suing SunEdison, Inc. over its willful breach of the Agreement and Plan of Merger (the “Merger Agreement”) among the Company, SunEdison and SEV Merger Sub Inc. dated as of July 20, 2015, and as amended December 9, 2015. Among other things, the Company is seeking damages for the benefits its stockholders expected in connection with the transaction. A copy of the complaint in the action and a press release related to the lawsuit are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Complaint filed in the Court of Chancery of the State of Delaware, captioned Vivint Solar, Inc. vs. SunEdison Inc. and SEV Merger Sub Inc., filed March 8, 2016

99.2	Company Press Release dated March 8, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vivint Solar, Inc.

By:	/s/ Shawn J. Lindquist
Shawn J. Lindquist
Chief Legal Officer, Executive Vice President and Secretary

Date: March 9, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Complaint filed in the Court of Chancery of the State of Delaware, captioned Vivint Solar, Inc. vs. SunEdison Inc. and SEV Merger Sub Inc., filed March 8, 2016

99.2	Company Press Release dated March 8, 2016